AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder -- Honda Auto Receivables 2001-1 Owner Trust
04/01/2001 through 03/31/2002

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance					$1,566,596,937.34
(B) Total Securities Balance					$1,566,596,937.34
(C) Class A-1 Notes
(i) Class A-1 Notes Balance					$441,500,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)					28.18%
(iii) Class A-1 Notes Rate					5.27000%
(iv) Class A-1 Notes Accrual Basis					Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance					$416,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)					26.55%
(iii) Class A-2 Notes Rate					5.150%
(iv) Class A-2 Notes Accrual Basis					30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance					$441,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)					28.15%
(iii) Class A-3 Notes Rate					5.360%
(iv) Class A-3 Notes Accrual Basis					30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance					$209,349,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)					13.36%
(iii) Class A-4 Notes Rate					5.560%
(iv) Class A-4 Notes Accrual Basis					30/360
(G) Certificates
(i) Certificates Balance					$58,747,937.34
(ii) Certificates Percentage (G(i)/B)					3.75%
(iii) Certificates Rate					5.560%
(iv) Certificates Accrual Basis					30/360
(H) Servicing Fee Rate					1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)					7.06%
(ii) Weighted Average Original Maturity (WAOM)					55.81	months
(iii) Weighted Average Remaining Maturity (WAM)					43.87	months
(iv) Number of Receivables					131,120
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage					0.50%
(ii) Reserve Account Initial Deposit					$7,832,984.69
(iii) Specified Reserve Account Percentage					0.75%
(iv) Specified Reserve Account Balance					$11,749,477.03

(K) Yield Supplement Account Deposit					$8,069,597.81

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance					$1,465,534,323.35
(B) Total Securities Balance					$1,465,534,323.35
(C) Cumulative Note and Certificate Pool Factor					0.9354891
(D) Class A-1 Notes
(i) Class A-1 Notes Balance					$340,437,386.01
(ii) Class A-1 Notes Pool Factor					0.7710926
(iii) Class A-1 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall					$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance					$416,000,000.00
(ii) Class A-2 Notes Pool Factor					1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall					$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance					$441,000,000.00
(ii) Class A-3 Notes Pool Factor					1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall					$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance					$209,349,000.00
(ii) Class A-4 Notes Pool Factor					1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall					$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall					$0.00
(H) Certificates
(i) Certificates Balance					$58,747,937.34
(ii) Certificates Pool Factor					1.0000000
(iii) Certificates Interest Carryover Shortfall					$0.00
(iv) Certificates Principal Carryover Shortfall					$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall					$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account					$11,749,477.03
(ii) Yield Supplement Account					$7,038,660.24
(iii) Payahead Account					$234,021.09
(iv) Advances Outstanding					$806,782.53
(K) Portfolio Summary as of End of Prior Year
(i) Weighted Average Coupon (WAC)					7.06%
(ii) Weighted Average Remaining Maturity (WAM)					41.99	months
(iii) Number of Receivables					128,453
(L) Note and Certificate Percentages
(i) Note Percentage					100.00%
(ii) Certificate Percentage					0.00%

III. INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$9,736,815.86
(ii) Prepayments in Full					$3,539,901.49
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Total Collections					$14,685,506.82
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))					$1,408,789.47
(D) Simple Interest Receivables Principal					$0
(i) Principal Collections					$393,274,353.49
(ii) Prepayments in Full					$208,501,020.24
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$81,504,601.68
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$520,425.39
(ii) Current Advance Amount					$565,132.74
(G) Interest Advance for simple Interest - Net					($87,170.57)
(H) Payahead Account
(i) Payments Applied					$751,223.81
(ii) Additional Payaheads					$723,452.59
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					7.11%
(ii) Weighted Average Remaining Maturity (WAM)					31.96	months
(iii) Remaining Number of Receivables					100,435

# Units		Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	2,038	2.03%	$19,869,644.07		2.35%
(ii) 61-90 Days Delinquent	319	0.32%	$3,297,015.17		0.39%
(ii) 91 Days or More Delinquent	52	0.05%	$592,502.69		0.07%
(K) Vehicles Repossessed During Collection Period	35	0.03%	$426,052.28		0.05%
(L) Total Accumulated Repossessed Vehicles in Inventory	87	0.09%	$938,059.79		0.11%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$366,834.09
(C) Yield Supplement Account Investment Income					$168,728.62
(D) Trust Fees Expense					$12,000.00
(E) Aggregate Net Losses for Collection Period					$3,057,238.81
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					$5,609,838.33
(ii) Liquidation Proceeds					1,570,110.58
(ii) Recoveries from Prior Month Charge Offs					$982,488.94
(G) Days in Accrual Period					365
(H) Deal age					14

COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)					$82,785,051.00

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$615,052,091.08
(B) Liquidation Proceeds (IV(F(i)))					1,570,110.58
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					982,488.94
(E) Total Principal Collections (A+B+C+D)					617,604,690.60

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					700,389,741.60

VIII. YIELD SUPPLEMENT DEPOSIT					$4,618,936.43

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					705,008,678.03

DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$11,753,721.34
(ii) Servicing Fee Paid					$11,753,721.34
(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					366,834.09
(C) Yield Supplement Account Investment Income (IV(C))					168,728.62
(D) Trust Fees Expense (IV(D))					12,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$5,683,939.49
(b) Class A-1 Notes Interest Paid					5,683,939.49
(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$18,648,087.56
(b) Class A-2 Notes Interest Paid					18,648,087.56
(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$23,637,600.00
(b) Class A-3 Notes Interest Paid					23,637,600.00
(c) Class A-3 Notes Interest Shortfall					$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due					$11,639,804.40
(b) Class A-4 Notes Interest Paid					11,639,804.40
(c) Class A-4 Notes Interest Shortfall					$0.00
(v) Total Note Interest
(a) Total Note Interest Due					$59,609,431.45
(b) Total Note Interest Paid					59,609,431.45
(c) Total Note Interest Shortfall					$0.00
(d) Reserve Fund Withdrawn for Note Interest					$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))					633,633,525.24
(B) Principal
(i) Noteholders' Principal Distribution Amounts					$611,362,210.28
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due					340,437,386.01
(b) Class A-1 Notes Principal Paid					340,437,386.01
(c) Class A-1 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due					$270,924,824.27
(b) Class A-2 Notes Principal Paid					$270,924,824.27
(c) Class A-2 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due					$0.00
(b) Class A-3 Notes Principal Paid					$0.00
(c) Class A-3 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due					$0.00
(b) Class A-4 Notes Principal Paid					$0.00
(c) Class A-4 Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due					$611,362,210.28
(b) Total Notes Principal Paid					611,362,210.28
(c) Total Notes Principal Shortfall					$0.00
(d) Reserve Fund drawn					$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account					22,271,314.96
Amount deposited into reserve Account					0.00
Excess funds available to Certificateholders					22,271,314.96

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Interest Due					$3,178,715.27
(ii) Certificate Interest Shortfall Beginning Balance					$0.00
(iii) Total Certificate Interest Due					$3,178,715.27
(iv) Certificate Interest Paid					3,178,715.27
(v) Certificate Interest Shortfall Ending Balance					$0.00
(B) Principal
(i) Certificate Principal Due					$9,299,719.13
(ii) Certificate Principal Shortfall Beginning Balance					$0.00
(iii) Total Certificate Principal Due					$9,299,719.13
(iv) Certificate Principal Paid					9,299,719.13
(v) Certificate Principal Shortfall Ending Balance					$0.00
(C) Release to Seller					$9,792,880.56

DISTRIBUTIONS SUMMARY

(A) Total Collections					$705,008,678.03
(B) Service Fee					$11,753,721.34
(C) Trustee Fees					$12,000.00
(D) Class A1 Amount					$346,121,325.50
(E) Class A2 Amount					$289,572,911.83
(F) Class A3 Amount					$23,637,600.00
(G) Class A4 Amount					$11,639,804.40
(H) Amount Deposited into Reserve Account					$0.00
(I) Certificateholders					$12,478,434.40
(J) Release to seller					$9,792,880.56
(K) Total amount distributed					$705,008,678.03
(L) Amount of Draw from Reserve Account					$0.00

PORTFOLIO AND SECURITY SUMMARY

			Beginning		End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION			of Period		of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes			$1,406,786,386.01		$795,424,175.73
(ii) Note Pool Factor			0.9329756		0.5275224
(iii) Class A-1 Notes Balance			340,437,386.01		0.00
(iv) Class A-1 Notes Pool Factor			0.7710926		0.0000000
(v) Class A-2 Notes Balance			416,000,000.00		145,075,175.73
(vi) Class A-2 Notes Pool Factor			1.0000000		0.3487384
(vii) Class A-3 Notes Balance			441,000,000.00		441,000,000.00
(viii) Class A-3 Notes Pool Factor			1.0000000		1.0000000
(ix) Class A-4 Notes Balance			209,349,000.00		209,349,000.00
(x) Class A-4 Notes Pool Factor			1.0000000		1.0000000
(xi) Certificates Balance			58,747,937.34		49,448,218.21
(xii) Certificates Pool Factor			1.0000000		0.8417014
(xiii) Total Principal Balance of Notes and Certificates			1,465,534,323.35		844,872,393.94

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			7.06%		7.11%
(ii) Weighted Average Remaining Maturity (WAM)			41.99	months	31.96	months
(iii) Remaining Number of Receivables			128,453		100,435
(iv) Portfolio Receivable Balance			$1,465,534,323.35		$844,872,393.94
(C) Outstanding Advance Amount			$806,782.53		$764,319.31
(D) Outstanding Payahead Balance			$234,021.09		$206,249.87

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$11,749,477.03
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					11,749,477.03
(E) Reserve Account Required Amount					11,749,477.03
(F) Final Reserve Account Required Amount					11,749,477.03
(G) Excess Reserve Account Amount					0.00
(H) Ending Reserve Account Balance					11,749,477.03

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					7,038,660.24
(B) Investment Earnings					168,728.62
(C) Investment Earnings Withdraw					168,728.62
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					4,618,936.43
(F) Ending Yield Supplement Account Balance					2,419,723.81

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$1,570,110.58
(ii) Recoveries on Previously Liquidated Contracts					982,488.94
(B) Aggregate Net Losses for Collection Period					3,057,238.81
(C) Net Loss Rate for Collection Period (annualized)					0.26%
(D) Cumulative Net Losses for all Periods					3,081,841.41

	# Units	Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	2,038	2.03%	$19,869,644.07		2.35%
(ii) 61-90 Days Delinquent	319	0.32%	$3,297,015.17		0.39%
(ii) 91 Days or More Delinquent	52	0.05%	$592,502.69		0.07%

	# Units	Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	35	0.03%	$426,052.28		0.05%
(B) Total Accumulated Repossessed Vehicles in Inventory	87	0.09%	$938,059.79		0.11%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.30%
(ii) Preceding Collection Period					0.43%
(iii) Current Collection Period					0.28%
(iv) Three Month Average (Avg(i,ii,iii))					0.34%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.57%
(ii) Preceding Collection Period					0.46%
(iii) Current Collection Period					0.46%
(iv) Three Month Average (Avg(i,ii,iii))					0.50%

(C) Loss and Delinquency Trigger Indicator					Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John I. Weisickle
John I. Weisickle, Vice President